UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018
Trupanion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 4th Avenue S, Suite 200, Seattle, Washington	98108
(Address of principal executive offices)	(Zip Code)
(855) 727 - 9079
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2018, Trupanion, Inc. (the “Company”) entered into a real estate purchase and sale agreement (the “Purchase Agreement”) with Benaroya Capital Company, L.L.C. (“Benaroya”). Pursuant to the Purchase Agreement, the Company has agreed to purchase the fee simple title to the parcels of real estate, buildings, improvements, fixtures and other rights associated with the property on which the Company’s current home office building is located, for a purchase price of $55 million in cash and $10 million in shares of the Company’s common stock (the “Shares”) valued at the public offering price per share in the Company’s next public offering (the “Offering”). The Shares are subject to a contractual lock-up on transfers for a period continuing to and including the date two years after the date of the closing of the Offering. The Shares are being issued in a private placement to an accredited investor without any form of general advertising or general solicitation. The Company has agreed to pay an earnest money deposit of $3.25 million that, subject to limited exceptions, is nonrefundable but creditable toward the cash portion of the purchase price. The Purchase Agreement contains customary representations and warranties, and is subject to various closing conditions, including that all title defects have been cured, the Company’s completion of feasibility studies, receipt of tenant estoppel certificates, and the successful completion of the Offering.
The foregoing description of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description

10.1	Real Estate Purchase and Sale Agreement, dated June 19, 2018, by and between Trupanion, Inc. and Benaroya Capital Company, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: June 20, 2018